Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
Launch Media, Inc.
to
Jewel Acquisition Corporation
a wholly owned subsidiary of
Yahoo! Inc.
(Not to be used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $0.001 per share ("Shares"), of Launch Media, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to U.S. Stock Transfer Corporation, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer" of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary. See "Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

U.S. STOCK TRANSFER CORPORATION

By Facsimile Transmission:
(for Eligible Institutions Only):
(818) 502-1737
 Confirm by Telephone:
(818) 502-1404

By Mail:	By Overnight Courier:	By Hand:
U.S. Stock Transfer Corporation Attn: Transfer Department 1745 Gardena Avenue Glendale, CA 91204	U.S. Stock Transfer Corporation Attn: Transfer Department 1745 Gardena Avenue Glendale, CA 91204	U.S. Stock Transfer Corporation Attn: Transfer Department 1745 Gardena Avenue Glendale, CA 91204

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery. The guarantee on the reverse side must be completed.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Jewel Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Yahoo! Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 12, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3. Procedure for Tendering Shares" of the Offer to Purchase.

Common Stock, $0.001 par value
Name(s) of Record Holder(s)
Certificate Nos.
(Please Type or Print)

Number of Shares Tendered
Address(es):
If Shares will be delivered by book-entry transfer, check this box / /	Zip Code
Book Entry Transfer Facility
Account number:	Area Code and Tel. No.:
Signature(s):

Dated:

2

GUARANTEE
(Not to be used for signature guarantee)

    The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the Nasdaq National Market is open for business after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:
(Please Type or Print)
Title:
Address:
(City, State, Zip Code)
Area Code and Telephone No.:
Dated: , 2001

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.